CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 14, 2013, which appears in the December 31, 2012 Annual Report to Shareholders of Vanguard Managed Payout Growth Focus Fund, Vanguard Managed Payout Growth and Distribution Fund and Vanguard Managed Payout Distribution Focus Fund (constituting separate portfolios of Vanguard Valley Forge Funds) relating to the financial statements and financial highlights, which are also included in this Registration Statement.

We also consent to the reference to us under the heading “Independent Auditor” in this Registration Statement, as well as under the headings “Financial Highlights” in the Prospectus and “Service Providers” and “Financial Statements” in the Statement of Additional Information with respect to Vanguard Managed Payout Growth Focus Fund, Vanguard Managed Payout Growth and Distribution Fund and Vanguard Managed Payout Distribution Focus Fund, which are included and/or incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 18, 2013